Exhibit 99

NEWS Main Street Banks, Inc.

FOR IMMEDIATE RELEASE

Contacts:	Samuel B. Hay III
President and Chief Executive Officer
Main Street Banks, Inc.
(770) 786-3441

MAIN STREET BANKS LOWERS 2005 EARNINGS FORECAST AFTER COMPLETION OF PROBLEM LOAN REVIEW

ATLANTA, GA – June 8, 2005 – Main Street Banks, Inc. (Nasdaq: MSBK) announced today that it has completed a comprehensive review of the problem loan portfolio of a former lending officer which was first identified and announced in November 2004 and is lowering its 2005 earnings forecast primarily as a result of these findings. With the assistance of a nationally recognized audit firm in this review, the company has identified an additional $2.6 million in pre-tax losses, which when netted against specific reserves, will cause loan loss provision expense to increase by $2.3 million in the second quarter of 2005. Due to these loan losses, along with the closure of the company’s loan settlement services business and an additional income tax provision that are described below, the company expects earnings for the second quarter of 2005 to be between $0.25 and $0.27 per diluted share. In addition, the company expects earnings for the year of 2005 to be between $1.40 and $1.46 per diluted share. To minimize similar loan losses in the future and to strengthen its credit culture, Main Street is also taking significant steps which are detailed below.

After experiencing higher levels of nonperforming loans due to this problem portfolio late in the first quarter of 2005, Main Street began an extensive review of the portfolio using internal staff from its credit review, credit administration and local banking units. In addition, to ensure a high degree of confidence in the review results, the company also utilized the services of a nationally recognized auditing and consulting firm with expertise in loan review and problem loan resolution. All loans in the portfolio with balances greater than $25,000 and loans less than $25,000 with historical payment delinquencies were reviewed in depth. Based on the results of the review, which was completed on June 3, 2005 and included title searches and new appraisals of certain collateral, the company concluded that it will take an additional $2.6 million in charge-offs within the problem portfolio, against which it had previously established specific reserves of $0.8 million, indicating a net pre-tax loss of $1.8 million. The company also identified other problem loans which will require $0.5 million in specific reserves. The company intends to recognize these losses and to establish the additional specific reserves in the second quarter of 2005. Including legal expenses, the total after-tax impact of these items on second quarter earnings is expected to be $1.5 million or $0.07 per diluted share.

Main Street is currently making several changes in its credit administration and credit review structure, including: (1) increasing loan review personnel from two to five fulltime professionals to complete individual lender reviews at least annually, to expand its review of large loans for compliance with lending policy and its sampling of smaller loans, and to ensure compliance with credit approval standards; (2) implementing an automated system to improve detection of related debt among common borrowers; (3) hiring a special assets officer to assist lenders in the resolution of problem credits; (4) centralizing the preparation of loan documents on consumer loans; (5) installing new software to improve the management of construction and real estate development loans; and (6) expanding lender performance standards and incorporating them into all facets of personnel administration and loan grading.

In commenting on the news, Samuel B. Hay III, president and CEO, said, “We are extremely disappointed by the additional losses in this problem portfolio and their resulting impact on our operating performance in 2005. However, we are confident that we have identified all material loan problems in this former loan officer’s portfolio and that this problem will be behind us after the second quarter of 2005. To prevent the reoccurrence of similar lending policy violations and problems in the future, we have committed significant resources and taken major steps to strengthen our credit culture and to improve all processes in credit administration.”

As expected, Main Street’s nonperforming assets have declined during the current quarter. After the actions announced today, the company’s non-performing assets will total $15.7 million or 0.66% of assets compared to 0.90% of assets as of March 31, 2005. Though a portion of the reduction in problem assets is due to charged-off loans, the company has also made expected progress in resolving other problem credits. Main Street expects an ongoing range of losses of 0.20% to 0.30% on an annualized basis and expects losses in the second quarter of 2005 to be at the high end of this range, aside from losses from the problem loan portfolio.

In the current quarter, Main Street expects two additional items to impact results and to contribute to the expected diluted earnings per share of between $0.25 and $0.27. Based upon an analysis of its income tax position, the company will take an additional tax provision in the current quarter of $0.6 million or $0.03 per diluted share. The company’s effective tax rate for the second quarter of 2005 will be elevated due to this expense. The company has also determined that it will close its loan settlement services subsidiary, Piedmont Settlement Services, and merge the staff and systems into its banking subsidiary to aid in the centralization of consumer loan document preparation and to improve corporate efficiency. The associated assets in this subsidiary will be written off in the second quarter and will represent an after-tax, non-cash charge of $0.3 million or $0.01 per diluted share.

For the entire year of 2005, Main Street expects earnings to be between $1.40 and $1.46 per diluted share. The company expects continued double digit annualized loan and deposit growth, a stabilized net interest margin for the remainder of the year and net loan losses of between 0.20% and 0.30% on an annualized basis in the third and fourth quarters. After two months of executing its High Performing Checking program, Main Street is enjoying account openings of twice its previous rate and is experiencing higher average balances on new accounts than was anticipated. The company has also shifted sales incentives toward deposit growth, has hired deposit-gathering specialists and is in the final stages of evaluating its cash management software system. These actions are intended to augment the growth of core deposits, to build long-lasting banking relationships anchored by checking accounts and to enhance its cost of funds and cross-selling opportunities.

Looking at the remainder of 2005, Hay continued: “While our current results do not meet our expectations, we have made significant strides since the first quarter of 2005. The recent credit review, with assistance from an outside advisor in problem loan resolution, provides us with confidence that we have identified and recognized the losses in this problem portfolio. We are pleased that our new chief financial officer, David Brooks, who joined us from Wachovia Corporation, is already making his mark on the company with his strong leadership. The Atlanta market continues to provide excellent opportunities for growth and our superior team of bankers and salespeople are seizing those daily.”

About Main Street

Main Street Banks, Inc., a $2.3 billion asset, community-banking organization based in metropolitan Atlanta, provides a broad range of banking, brokerage, insurance, and mortgage products and services through its 23 banking centers located in eighteen of Georgia’s fastest growing communities. Main Street is the largest community banking organization in the Atlanta metropolitan area.

Cautionary Statement Regarding Forward-Looking Information

Statements contained in this press release which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. The forward-looking statements herein include, but are not limited to, the expected forecast for earnings per share in 2005 and for earnings per share in the second quarter of 2005, the accuracy of credit review results, the expected long-term value of the company’s growth strategy, the future growth of business lines, the expected improvement in asset quality in 2005, expected loan and deposit growth, expected loan losses, expected fee income growth, the expected success of the High Performance Checking program, the effectiveness of changes to credit processes, and stabilizing the net interest margin. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth herein, including, possible reversals in market, economic and business conditions; the prospects and performance of loans and borrowers; the ability to attract new customers; possible changes in monetary and fiscal policies, laws and regulations; the effects of easing of restrictions on participants in the financial services industry; possible changes in the credit worthiness of customers and the possible impairment of loans; the effects of changing interest rates and other risks and factors identified in the Company’s annual report on Form 10-K for the year ended December 31, 2004 and other filings with the Securities and Exchange Commission. Main Street undertakes no obligation to update these statements following the date of this press release. In addition, Main Street, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of Main Street’s senior management based upon current information and involve a number of risks and uncertainties. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.